Unaudited Pro Forma Condensed Financial Statements The accompanying unaudited pro forma condensed financial statements present the pro forma consolidated financial position and results of United Insurance Holdings Corporation (the “Company” or “UIHC”), after the de-consolidating of its wholly-owned subsidiary, United Property & Casualty Insurance Company, an insurance company organized under the laws of the State of Florida (“UPC”). The Company has determined that UPC is insolvent as defined by Section 631.011, Florida Statutes. Accordingly, UPC notified the Florida Office of Insurance Regulation (“OIR”) of its financial condition and admits that grounds exist for the appointment of a Receiver of UPC for rehabilitation or liquidation, pursuant to Sections 631.051 and 631.061, Florida Statutes. On February 16, 2023, the OIR issued a referral to the Florida Department of Financial Services, Division of Rehabilitation and Liquidation (“DFS”) to initiate delinquency proceedings against UPC. On February 27, 2023, the Circuit Court of the Second Judicial Circuit for Leon County, Florida issued a consent order appointing the DFS as receiver of UPC for purposes of liquidation, injunction and notice of automatic stay. As a result, UPC will be de-consolidated from the Company’s financial results on this date. The Company has presented the pro forma effect of de-consolidating UPC from its reported results on December 31, 2022. These pro forma results have also been adjusted to reflect the balance sheet and income statement impacts of the disposal of certain assets related to UPC, the tax impacts of these asset disposals and the re-classification of certain balances on the balance sheet to the proper financial statement presentation. Explanations of each adjustment can be found directly following these financial statements. All amounts presented in these pro forma financial statements are presented in thousands, except for share amounts and per share amounts. No other entities are involved in this transaction. UNITED INSURANCE HOLDINGS CORP.

UNITED INSURANCE HOLDINGS CORP.

Unaudited Pro Forma Condensed Balance Sheet
As of December 31, 2022

	Consolidated	Less: UPC	Plus: Pro Forma Adjustments		Pro Forma Consolidated
ASSETS					
Investments, at fair value:					
Fixed maturities, available-for-sale	$ 376,463	$ 171,781	$ —		$ 204,682
Equity securities	39,020	23,363	—		15,657
Other investments	16,628	12,952	—		3,676
Total investments	$ 432,111	$ 208,096	$ —		$ 224,015
Cash and cash equivalents	229,893	158,990	—		70,903
Restricted cash	53,717	7,730	—		45,987
Total cash, cash equivalents and restricted cash	$ 283,610	$ 166,720	$ —		$ 116,890
Accrued investment income	3,062	1,457	—		1,605
Property and equipment, net	19,591	—	(96)	a	19,495
Premiums receivable, net	86,036	46,735	—		39,301
Reinsurance recoverable on paid and unpaid losses, net	1,632,293	867,053	—		765,240
Ceded unearned premiums	213,028	122,532	—		90,496
Goodwill	59,476	—	—		59,476
Deferred policy acquisition costs, net	58,933	(2,046)	—		60,979
Intangible assets, net	12,770	—	(200)	b	12,570
Other assets, net	38,442	3,217	62	c	35,287
Total Assets	$ 2,839,352	$ 1,413,764	$ (234)		$ 1,425,354
LIABILITIES AND STOCKHOLDERS' EQUITY					
Liabilities:					
Unpaid losses and loss adjustment expenses	$ 1,946,938	$ 1,103,980	$ —		$ 842,958
Unearned premiums	545,820	286,842	—		258,978
Reinsurance payable on premiums	59,896	29,394	—		30,502
Payments outstanding	215,057	213,058	—		1,999
Accounts payable and accrued expenses	74,503	(871)	—		75,374
Operating lease liability	1,689	—	—		1,689
Other liabilities	23,159	5,692	—		17,467
Notes payable, net	152,473	4,118	—		148,355
Total Liabilities	$ 3,019,535	$ 1,642,213	$ —		$ 1,377,322
Stockholders' Equity:					
Preferred stock, $0.0001 par value	$ —	$ —	$ —		$ —
Common stock, $0.0001 par value	4	—	—		4
Additional paid-in capital	395,631	—	—		395,631
Treasury shares, at cost	(431)	—	—		(431)
Accumulated other comprehensive loss	(30,947)	1,006	—		(31,953)
Retained earnings (deficit)	(544,440)	(229,455)	(234)	d	(315,219)
Total stockholders' equity attributable to United Insurance Holdings Corp. (UIHC) stockholders	$ (180,183)	$ (228,449)	$ (234)		$ 48,032
Noncontrolling interests (NCI)	—	—	—		—
Total Stockholders' Equity	$ (180,183)	$ (228,449)	$ (234)		$ 48,032
Total Liabilities and Stockholders' Equity	$ 2,839,352	$ 1,413,764	$ (234)		$ 1,425,354

UNITED INSURANCE HOLDINGS CORP.

Unaudited Pro Forma Condensed Consolidated Statement of Comprehensive Income (Loss)

	Year Ended December 31, 2022			
	Consolidated	Less: UPC	Plus: Pro Forma Adjustments	Pro Forma Consolidated
REVENUE:				
Gross premiums written	$ 1,124,063	$ 551,720	$ —	$ 572,343
Change in gross unearned premiums	99,120	136,094	—	(36,974)
Gross premiums earned	1,223,183	687,814	—	535,369
Ceded premiums earned	(760,557)	(494,534)	—	(266,023)
Net premiums earned	462,626	193,280	—	269,346
Net investment income	14,011	6,338	—	7,673
Net realized investment losses	(32,082)	(25,600)	—	(6,482)
Net unrealized losses on equity securities	(6,585)	(4,617)	—	(1,968)
Management Fee Income	—	(168,496)	—	168,496
Other revenue	17,452	(12,155)	—	29,607
Total revenues	455,422	(11,250)	—	466,672
EXPENSES:				
Losses and loss adjustment expenses	637,647	478,725	—	158,922
Policy acquisition costs	154,233	(63,217)	—	217,450
Operating expenses	43,632	7,466	—	36,166
General and administrative expenses	63,317	2,224	—	61,093
Interest expense	9,613	130	—	9,483
Total expenses	908,442	425,328	—	483,114
Loss before other income	(453,020)	(436,578)	—	(16,442)
Other income (loss)	10,395	52	(296) e	10,047
Loss before income taxes	(442,625)	(436,526)	(296)	(6,395)
Provision (benefit) for income taxes	25,485	7,813	(62) f	17,610
Net loss	$ (468,110)	$ (444,339)	$ (234)	$ (24,005)
Less: Net loss attributable to NCI	(111)	—	—	(111)
Net loss attributable to UIHC	$ (467,999)	$ (444,339)	$ (234)	$ (23,894)
OTHER COMPREHENSIVE LOSS:				
Change in net unrealized losses on investments	(56,600)	(21,083)	—	(35,517)
Reclassification adjustment for net realized investment loss	32,082	25,600	—	6,482
Income tax benefit (expense) related to items of other comprehensive loss	49	(82)	—	131
Total comprehensive loss	$ (492,579)	$ (439,904)	$ (234)	$ (52,909)
Less: Comprehensive loss attributable to NCI	(164)	—	—	(164)
Comprehensive loss attributable to UIHC	$ (492,415)	$ (439,904)	$ (234)	$ (52,745)
Basic & Diluted weighted average shares outstanding	43,052,070			43,052,070
Earnings Available to UIHC common stockholders per share	(10.87)			(0.56)

Pro Forma Adjustments The pro forma adjustments included in the unaudited pro form condensed financial statements are as follows: December 31, 2022 Adjustments: a. To eliminate historical assets. b. To eliminate historical intangible assets. c. To recognize the deferred tax asset from disposals. d. To recognize the income statement impact of the disposals. e. To eliminate historical assets and intangible assets. f. To recognize the tax impact of the disposals. UNITED INSURANCE HOLDINGS CORP.